Exhibit 3.239

ARTICLE OF INCORPORATION

OF

RUBEN B. TIMMONS, M.D., P.A.

THE UNDERSIGNED, all of whom desire to form a professional service corporation in accordance with Chapters 621 and 607 of the Florida Statutes, hereby adopts the following Articles of Incorporation:

ARTICLE I – NAME

The name of the Corporation shall be RUBEN B. TIMMONS, M.D., P.A.

ARTICLE II – PURPOSES & LIMITATIONS

The purpose for which the Corporation is organized is to practice the profession of medicine. Additional purposes for which the Corporation is organized are to engage in any and all other activities for which a professional service corporation may be organized in Florida, subject always to limitations of Florida law. The Corporation and the shareholders are not authorized to engage in any activity or take any action expressly forbidden by Florida law.

ARTICLE III – DURATION

The term of existence of the Corporation is perpetual.

ARTICLE IV – CAPITAL STOCK

The number of shares of capital stock that the Corporation is authorized to issue is 10,000 shares, all of which shall be voting common shares with par value of $0.10 per share.

The Corporation is not authorized to issue any of said stock to anyone other than an individual who is duly licensed or otherwise legally authorized to render the same specific professional services as those for which the Corporation is incorporated, nor shall any of said stock be alienated by any shareholder of the Corporation to any person who is not duly licensed or otherwise legally authorized to render the same professional services as those for which the Corporation is incorporated.

ARTICLE V – REGISTERED OFFICE AND AGENT

The address of the initial registered office, the mailing address, and the principal office of the Corporation in this state is 3 West Garden Street, Suite 344, Pensacola, Florida 32501. The initial registered agent at said registered office is Daniel R. Lozier.

ARTICLE VI – INCORPORATORS

The name and address of the incorporator is:

NAME	ADDRESS

Daniel R. Lozier	3 West Garden Street Pensacola, Fl 32501

ARTICLE VII – BOARD OF DIRECTORS

The initial Board of Directors shall consist of one (1) member. The name and address of the first Board of Directors is:

NAME	ADDRESS

Ruben B. Timmons, M.D.	Post Office Box 3328 Pensacola, Fl 32503

ARTICLE VIII – AMENDMENT

These Articles of Incorporation may be amended in the manner provided by Florida law.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 2nd day of June, 1992.

/s/ Daniel R. Lozier
DANIEL R. LOZIER
Incorporator

STATE OF FLORIDA

COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 2nd day of June, 1992, by DANIEL R. LOZIER, who is personally known to me or who has produced a driver’s license as identification and who has taken an oath.

/s/ Dawn M. Borgia
Dawn M. Borgia, NOTARY PUBLIC

Commission No.	CC141466

My Commission Expires:	9/5/95

ACCEPTANCE OF DESIGNATION AS RESIDENT AGENT

I, the undersigned, being the person named as the Registered Agent of RUBEN B. TIMMONS, M.D., P.A., a Florida professional service corporation, hereby certify that I am familiar with the obligations provided for in Florida Statutes § 607.325 and hereby accept the appointment of Registered Agent and hereby accept said obligations.

DATED: June 2, 1992	/s/ Daniel R. Lozier
DANIEL R. LOZIER

STATE OF FLORIDA

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

RUBEN B. TIMMONS, M.D., P.A.

The undersigned, for the purpose of amending the Articles of Incorporation of Ruben B. Timmons, M.D., P.A., a Florida corporation filed on June 5, 1992, and assigned charter number V41951, hereby adopts the following Articles of Amendment to Articles of Incorporation.

A. ARTICLE I – NAME is deleted in its entirety and replaced with the following:

ARTICLE I – NAME

The name of this corporation is COMPREHENSIVE PAIN RELIEF MANAGEMENT, P.A.

B. The aforesaid amendment was adopted by the incorporators without Shareholder action and Shareholder action was not required to adopt such amendment.

IN WITNESS WHEREOF, I subscribe my name this 23rd day of June, 1992.

/s/ Daniel R. Lozier
Daniel R. Lozier
Incorporator

STATE OF FLORIDA

COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 23rd day of June, 1992, by DANIEL R. LOZIER, who is personally known to me or who has produced a driver’s license as identification and who did not take an oath.

/s/ Dawn M. Borgia
Dawn M. Borgia, NOTARY PUBLIC
Commission No. CC141466
My Commission Expires: 9/5/95

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

COMPREHENSIVE PAIN RELIEF MANAGEMENT, P.A

The undersigned, for the purpose of amending the Articles of Incorporation of COMPREHENSIVE PAIN RELIEF MANAGEMENT, P.A., a Florida corporation, filed on June 5, 1992, and assigned charter number V41951, hereby adopts the following Articles of Amendment to Articles of Incorporation.

A. ARTICLE I – NAME is deleted in its entirety and replaced with the following:

ARTICLE I – NAME

The name of this corporation is Comprehensive Pain Relief Medicine, P.A.

B. The aforesaid amendment was adopted and approved by all of the Shareholders and all of the Directors by written consent in lieu of meeting on the 18th day of August, 1993.

IN WITNESS WHEREOF, I subscribe my name this 18th day of August, 1993.

Attest:	/s/ Ruben B. Timmons	/s/ Ruben B. Timmons
	Secretary	Ruben B. Timmons, President

STATE OF FLORIDA

COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 18th day of August, 1993, by Ruben B. Timmons, as President of the corporation, who is personally known to me or who has produced a driver’s license as identification and has not taken an oath.

/s/ Teresa J. Inman
,	NOTARY PUBLIC

Commission No.

My Commission Expires:

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

COMPREHENSIVE PAIN MEDICINE, P.A.

The corporation whose Articles of Incorporation are amended by these Articles of Amendment was originally incorporated pursuant to Chapter 621, Florida Statutes, under the name RUBEN B. TIMMONS, M.D., P.A. filed with the Secretary of State on June 5, 1992; and its name was subsequently changed to COMPREHENSIVE PAIN RELIEF MANAGEMENT, P.A. by Articles of Amendment filed on June 25, 1992; and its name was subsequently changed to COMPREHENSIVE PAIN MEDICINE, P.A. by Articles of Amendment filed on January 14, 1994.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the Articles of Amendment to the Articles of Incorporation of COMPREHENSIVE PAIN MEDICINE, P.A. (the “Corporation”) are as follows:

1. The name of the Corporation is COMPREHENSIVE PAIN MEDICINE, P.A.

2. The Articles of Amendment to the Articles of Incorporation were adopted by all the directors and all of the shareholders of the Corporation on January 26, 1998, in the manner prescribed by Section 607.1003, Florida Statutes, as follows:

RESOLVED, that Articles I and II of the Articles of Incorporation of COMPREHENSIVE PAIN MEDICINE, P.A. are hereby authorized to be amended in their entirety to read as follows, effective January 26, 1998:

ARTICLE I

NAME

The name of the corporation shall be COMPREHENSIVE PAIN MEDICINE, INC.

ARTICLE II

PURPOSE

The corporation is organized for the purpose of transacting any or all lawful business for corporations organized under The Florida Business Corporation Act of the State of Florida.

3. The foregoing Articles of Amendment to the Articles of Incorporation of COMPREHENSIVE PAIN MEDICINE, P.A. shall be effective as of January 26, 1998.

DATED this the 26th day of January, 1998.

/s/ Ruben B. Timmons, MD, President
RUBEN B. TIMMONS, President

[Corporate Seal]

Attest:	/s/ Ruben B. Timmons
RUBEN B. TIMMONS, Secretary

STATE OF FLORIDA

COUNTY OF ESCAMBIA

I hereby certify that on this date the foregoing document was acknowledged before me by RUBEN B. TIMMONS, President of COMPREHENSIVE PAIN MEDICINE, P.A., (the “Corporation), who is personally known to me or who has produced XXX as identification. He executed the foregoing Articles of Amendment to the Articles of Incorporation of the Corporation in his capacity as President on behalf of all of the shareholders and directors of the Corporation, pursuant to a unanimous consent of the shareholders and directors of the Corporation, dated January 26, 1998, adopting the foregoing Articles of Amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at this 26th day of January, 1998.

/s/ Daniel R. Logan
Notary Public
My Commission Number:
My Commission Expires:

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CERTIFICATE OF OFFICER

I, RUBEN B. TIMMONS, President of COMPREHENSIVE PAIN MEDICINE, P.A, certify as follows:

1.	The foregoing Articles of Amendment to the Articles of Incorporation of COMPREHENSIVE PAIN MEDICINE, P.A. were adopted pursuant to a unanimous consent of the shareholders and directors dated January 26, 1998; and

2.	I executed the foregoing Articles of Amendment to the Articles of Incorporation on behalf of the shareholders and directors.

/s/ Ruben B. Timmons, President
RUBEN B. TIMMONS, President

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